UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

VANGUARD BOND INDEX FUNDS
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

STATE OF DELAWARE		SEE BELOW
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(STATE OF INCORPORATION OF ORGANIZATION)		(IRS EMPLOYER
IDENTIFICATION NO.)

C/O	VANGUARD BOND INDEX FUNDS
P.O. BOX 2600
	VALLEY FORGE, PA	19482
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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)		(ZIP CODE)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered: Exchange I.R.S. Employer Identification Number

Vanguard Total Bond Market ETF The Nasdaq

Stock Market LLC 23-2383781

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates: 033-06001

Securities to be registered pursuant to Section 12(g) of the Act: None

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

Reference is made to the Trust’s Registration Statement on Form N-1A (Securities Act file number 033-06001 and Investment Company Act file number 811-04681, respectively (collectively, the "Registration Statement")), which is incorporated herein by reference.

ITEM 2. EXHIBITS

1.	Registrant's Agreement and Declaration of Trust, incorporated herein by reference to Exhibit (a) to the Registration Statement filed on March 29, 2016.
2.	Registrant's By-Laws, incorporated herein by reference to Exhibit (b) to the Registration Statement filed on April 26, 2018.
3.	Global Certificate for the Registrant's Securities, incorporated herein by reference to the Exhibit to the Form 8-A12B filed on September 15, 2008.

SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

VANGUARD BOND INDEX FUNDS

DATE: July 9, 2018

By: /s/ Laura J. Merianos
Laura J. Merianos
Assistant Secretary